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     This application is to:    [_] John Hancock Life Insurance Company or
                                [_] John Hancock Variable Life Insurance Company which will sometimes hereinafter be referred to as "the Company" and "John Hancock". P.O. Box 111, Boston, Massachusetts 02117
     State of Issue __ __







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                            M Proprietary Products

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            Instructions
         1. Please print all answers legibly in black ink.
         2. Any change or deletion must be initialed by the Proposed Insured or Applicant.
         3. Required medical information must be completed on all people proposed for coverage unless they are to be medically examined. (Form 156-MAJ-01)
         4. Please confirm that each proposed insured is currently working at least 30 hours per week in a normal capacity and not hospitalized or absent from work due to illness or accident.


156-MAJM-01
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
                                                                 Master Application Number ______________________________________

   A. CORPORATION

1. Name of Corporation                                              4. Address of Corporation
   __________________________________________________________       ________________________________________________________________
   NAME                                                             STREET ADDRESS
_____________________________________________________________
2. Name and title of Company Officer                                ________________________________________________________________
                                                                    STREET ADDRESS
                                                                    ________________________________________________________________
                                                                    CITY           STATE         ZIP
   __________________________________________________________       ________________________________________________________________
   NAME                                                             PHONE              FAX
                                                                    ________________________________________________________________
                                                                    5. Type of Business
   __________________________________________________________
   TITLE
_____________________________________________________________       ________________________________________________________________
3. Tax ID Number                                                    6. Corporate Fiscal Date (Month/Day)

__ __ - __ __ __ __ __ __ __                                                  ___ / ___
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

   B. CORRESPONDENCE INFORMATION
      Name/Address/Phone for mailing of                               Name/Address/Phone for mailing of
      policy statements and correspondence                            Premium Notices:(If same as address to left, state "same")
      other than premium notices:
      ________________________________________________________        ______________________________________________________________
      NAME                                                            NAME

      ________________________________________________________        ______________________________________________________________
      STREET ADDRESS                                                  STREET ADDRESS

      ________________________________________________________        ______________________________________________________________
      CITY                    STATE              ZIP                   CITY                        STATE                ZIP

      ________________________________________________________        ______________________________________________________________
       PHONE                  FAX                                     PHONE                        FAX


      Billing Frequency      [_] Annual        [_] Semi-Annual        [_] Qtly        [_] Monthly - EC Case #______________________
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

    C. BENEFICIARY

     (If beneficiary is not superseded by any individual application submitted as part of this case)




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    D. SPECIAL REQUESTS





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    E. OWNERSHIP INFORMATION (LEAVE BLANK IF INDIVIDUAL IS OWNER)
    1. Owner                                                        3. Social Security or Tax ID Number (no dashes)

    _______________________________________________________         _____________________________________________
    NAME
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    2. Name and title of Owner/Trustee (Authorized Business Official)

    ______________________________________________________________
    NAME                                     TITLE
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
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             THIS PAGE MUST BE COMPLETED FOR ALL VARIABLE PRODUCTS

F. PLAN

Choose One:
   [_]   Majestic Variable COLI                  [_]   Variable MasterPlan Plus COLI               [_]   Majestic VUL 98

   [_]   Other (if applicable): ______________________
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

G. VARIABLE INVESTMENT OPTIONS
                                             Percentages must be Whole and Total 100%
     Equities (Mid Cap)                          International/Global Equities              Outside Trust Funds
     ___% Fundamental Mid Cap Growth             ___% Global Balanced                       ___% AIM V.I. Value
     ___% Mid Cap Value                          ___% International Equity Index            ___% Fidelity VIP Contrafund
     ___% Mid Cap Growth                         ___% International Opportunities           ___% Fidelity VIP Growth
     ___% Real Estate Equity                     ___% Emerging Markets Equity               ___% Janus Aspen Global Technology
     ___% Small/Mid Cap CORE                     Bonds                                      ___% Janus Aspen Worldwide Growth
     ___% Small/Mid Cap Growth                   ___% Active Bond                           ___% MFS New Discovery
     Equities (Large Cap)                        ___% Bond Index                            ___% Templeton International Securities
     ___% American Leaders Large Cap Value       ___% Core Bond                             Mananged/Other(s)
     ___% Equity Index                           ___% Global Bond                           ___% Managed
     ___% Growth & Income                        ___% High Yield Bond                       ___% _____________
     ___% Large Cap Aggressive Growth            ___% Short-Term Bond                       ___% _____________
     ___% Large Cap Growth                       Cash Equivalents/Fixed Account             ___% _____________
     ___% Large Cap Value                        ___% Money Market                          ___% _____________
     Equities (Small Cap)                        ___% Fixed Account*                        ___% _____________
     ___% Small Cap Growth
     ___% Small Cap Growth

     *Liquidity restrictions apply when allocating funds to the Fixed Account

1. Have you received a prospectus for the policy applied for? (If YES,
   Prospectus Date: ________________ )                                                               [_]  Yes      [_]  No

2. Is the policy and allocation of subaccounts in accord with your insurance
   objectives and your anticipated financial needs?                                                  [_]  Yes      [_]  No

3. Have you received an illustration of benefits based on your Planned Premium?                      [_]  Yes      [_]  No

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H. TELEPHONE TRANSFER AUTHORIZATION

   By checking the "yes" box below, I/We direct the Company to act upon telephone instructions from the Owner (a trustee, if the Owner is a trust, or an authorized business official, if the Owner is a business entitiy) and my/our registered representative, if applicable, to change future payment allocations and/or transfer existing funds amoung the investment options, subject to the terms of the telephone transfer provision as described in the current prospectus for the policy.

      [_]   Yes If yes, please check one:                                   [_]   Owner(s) and Registered Representative
                                                                            [_]   Owner(s) only
      [_]   No
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  I. TELEPHONE LOAN OPTION

     I direct the Company to act upon telephone instructions from the owner (a trustee, if the owner is a trust, or an authorized business official, if the Owner is a business entity) to process policy loans, subject to the provisions of the policy, and any other requirements. [_] Yes [_] No

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
                              Page 3 (Variable Investment Options)
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 J. AGREEMENTS

All statements in this application are, to the best of my knowledge and belief, true, complete, and correctly recorded. I assent to this application and also agree that:

1. The statements and answers in this application are representations and not warranties and attachments hereto will be relied upon and form the basis of any insurance.

2. No information will be considered as having been given to John Hancock unless it is written in this application.

3. No agent or medical examiner or any other person, except an officer of John Hancock, is authorized to make or discharge contracts or waive or change any of the conditions or provisions of any application or policy, or to accept risks or pass on insurability. Any such unauthorized action is not notice to or knowledge of the company. A medical examiner is not an agent of the Company. In order for any of the above events to take effect they must be provided for in writing signed by an officer of the Company.

4. Any policy issued on the basis of this application will take effect as of the Date of Issue, but (i) only upon approval of the application by John Hancock and delivery to and acceptance by the Applicant of the policy and payment of the minimum initial premium (in accordance with the billing frequency chosen) and (ii) only if, at the time of such delivery and payment, the person proposed for insurance in Parts A and B of this application is living and has not consulted or been examined or treated by a physician or practitioner since the latest Part B was completed.

5. All benefits, payments, and values, including the Death Benefit and Account or Cash Value, under any policy issued which is based upon the investment experience of a separate investment account may increase or decrease in accordance with the investment experience of the separate investment account and are not guaranteed as to fixed dollar amount. The Account Value or Cash Value may even decrease to zero.

6. The registered representative's signature below certifies that a prospectus for the policy applied for has been given to the Proposed Insured and/or to the Applicant and that no written sales materials other than those approved by the Company have been used.

    Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud

   ______________________________________________  Dated At _________________________________________ on _________________,_________
   Applicant's Signature                                       City or Town          State                       Date


   ______________________________________________  Dated At _________________________________________ on _________________,_________
   Registered Representative                                   City or Town          State                       Date

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

     K. SALES CREDIT FOR APPLICATION

Producer(s) Earning Credit for Case

     Producer Name/Number                               Firm Name/Number                            % Credit
     -------------------                                ----------------                            --------
     ___________________________________                _______________________                     _____________
     ___________________________________                _______________________                     _____________
     ___________________________________                _______________________                     _____________
     ___________________________________                _______________________                     _____________

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
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